Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 8, 2010, relating to the financial statements and financial statement schedule of RNK, Inc., d/b/a RNK Communications, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Fiondella Milone & Lasaracina, LLP
Glastonbury, Connecticut

February 8, 2010